                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

                         [X] Preliminary Proxy Statement
                [_] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [_] Definitive Proxy Statement
                       [_] Definitive Additional Materials
                  [_] Soliciting Material Under (S) 240.14a-12

                           SIGHT RESOURCE CORPORATION

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                        Payment of Filing Fee (Check the
                               appropriate box):

                              [X] No fee required.

                [_] Fee computed on table below per Exchange Act
                           Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transactions:

          (5) Total fee paid:

          [_] Fee paid previously with preliminary materials.

          [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                              [Sight Resource Logo]

                           SIGHT RESOURCE CORPORATION
                          6725 MIAMI AVENUE, SUITE 102
                              CINCINNATI, OH 45243

                                   May 8, 2003

Dear Stockholder,

You are cordially invited to attend the 2003 annual meeting of stockholders of Sight Resource Corporation to be held at 3:30 p.m. on Tuesday, June 3, 2003, at the Company's headquarters, 6725 Miami Avenue, Suite 102, Cincinnati, Ohio 45243.

At the annual meeting, we will ask you to elect three members to the board of directors. We will also ask your approval of amendments to our Restated Certificate of Incorporation that will allow the board, in its discretion at any time prior to our 2005 annual meeting of stockholders, to effectuate a reverse stock split in the ratio of 1-for-5, 1-for-10 or 1-for-20, as determined by the board. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

                                   Sincerely,

                                   /s/ Carene S. Kunkler

                                   CARENE S. KUNKLER
                                   President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT.

                       PLEASE RETURN YOUR PROXY PROMPTLY.

                              [Sight Resource Logo]

                           SIGHT RESOURCE CORPORATION
                          6725 MIAMI AVENUE, SUITE 102
                              CINCINNATI, OH 45243

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be Held June 3, 2003

To the Stockholders of Sight Resource Corporation:

NOTICE IS HEREBY GIVEN that an annual meeting of the stockholders of Sight Resource Corporation, a Delaware corporation, will be held at 3:30 p.m. on Tuesday, June 3, 2003 at our headquarters located at 6725 Miami Avenue, Suite 102, Cincinnati, Ohio 45243 for the following purposes:

      1. To elect three members to the board of directors to serve until the annual meeting of stockholders in the year 2006 and until their successors are duly elected and qualified.

      2. To adopt three alternative amendments to our Restated Certificate of Incorporation, each of which would allow us to effectuate a reverse stock split of our common stock.

      3. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 29, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

Your vote is important. All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                       By Order of the Board of Directors,

                       /s/ Carene S. Kunkler

                       CARENE S. KUNKLER
                       President and Chief Executive Officer

May 8, 2003

                              [Sight Resource Logo]

                           SIGHT RESOURCE CORPORATION
                          6725 MIAMI AVENUE, SUITE 102
                              CINCINNATI, OH 45243

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Sight Resource Corporation, a Delaware corporation, of proxies, in the accompanying form, to be used at the annual meeting of stockholders to be held at 3:30 p.m. on Tuesday, June 3, 2003, at our headquarters located at 6725 Miami Avenue, Suite 102, Cincinnati, Ohio 45243 and any adjournments or postponements thereof.

Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted, the shares will be voted accordingly. If no choice is specified, the shares will be voted: FOR the election of the three nominees for director named herein; and FOR the adoption of the three alternative amendments to our Restated Certificate of Incorporation.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a signed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the annual meeting and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the annual meeting and not revoked at or prior to the annual meeting, will be voted at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares of our common stock, par value $0.01 per share, outstanding and entitled to vote is necessary to constitute a quorum at the annual meeting.

A plurality of the votes duly cast is required for the election of directors. That is, the nominees receiving the greatest number of votes will be elected. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required to adopt each of the proposed amendments to the Restated Certificate of Incorporation.

With respect to the tabulation of votes on any matter, abstentions are treated as present or represented and entitled to vote at the meeting, while broker non-votes are treated as not being present or represented and entitled to vote.

This proxy statement and the accompanying proxy are being mailed on or about May 8, 2003 to all stockholders entitled to notice of and to vote at the annual meeting.

The close of business on April 29, 2003 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. As of the close of business on April 29, 2003, we had 50,432,261 shares of common stock outstanding and entitled to vote. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, email, facsimile, other electronic means and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation.

The Annual Report to stockholders for the fiscal year ended December 28, 2002 is being mailed to the stockholders with this proxy statement, but does not constitute a part hereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 15, 2003, by (i) each stockholder known by us to own beneficially 5% or more of our outstanding shares of common stock, (ii) each current director, (iii) each named executive officer (as identified in the Summary Compensation Table below), and (iv) all directors and executive officers as a group. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

                                                                                               Options/Warrants
                                                                    Shares of Common Stock        Exercisable        Percent of All
                                                                    Beneficially Owned(1)       Within 60 Days           Shares
                                                                    ----------------------     ----------------      --------------
   Name and Address of Beneficial Owner**

   Excalibur Investments B.V.                                       11,500,000                        -0-                 22.8%
      Leidseplein 98 1017 PP Amsterdam
      Postbus 782 1000 AT Amsterdam
   Dino Tabacchi (director)(2)                                      13,307,689                      25,000                26.4%
   Carlyle Venture Partners, L.P. (3)                               10,065,524                     1,000,000              19.6%
      1000 Pennsylvania Avenue, N.W., Suite 220 South
      Washington, D. C. 20004
   Ryan M. Schwarz (director)(3)                                    10,065,524                     1,000,000              19.6%
   La Sesta S.A.                                                    5,980,511                         -0-                 11.9%
      Mazzucchelli 1849 spa
      Via Mazzucchelli 7
      21043 Castiglione Olona, Italy
   Marco Brustio (director)(4)                                      5,980,511                         -0-                 11.9%
   E. Dean Butler (director)                                        3,848,678                       44,819                9.2%
        62119 Wooster Road
        Cincinnati, Ohio 45227
   Christian E. Callsen (director)                                    74,500                        47,500                  *
   Thomas A. Good (director)                                           -0-                            -0-                   *
   Carene S. Kunkler (director and executive officer)               1,568,869                      1,326,588                *
   William G. McLendon (director)(5)                                 390,728                        90,833                  *
   Russell E. Taskey (director)                                       79,733                        60,833                  *
   Duane E. Kimble, Jr. (executive officer)                          208,333                        208,333                 *
   Sandra K. Likes (executive officer)                               412,100                        169,819                 *
   All directors and executive officers as a group (11 persons)     36,809,258                     3,073,725              68.8%


* Represents beneficial ownership of less than 1% of our common stock.
** Addresses are given for beneficial owners of more than 5% of our outstanding common stock.

(1) Information concerning beneficial ownership includes the number of shares of which the person or entity has the right to acquire beneficial ownership as of or within 60 days after April 15, 2003. Such shares are also set forth in the column "Options/Warrants Exercisable Within 60 Days."
(2) Includes 11,500,000 shares of our common stock held by Excalibur Investments B.V. Mr. Tabacchi, a member of our board of directors, is the majority stockholder of Edec Holdings s.r.l. Excalibur is a wholly owned subsidiary of Edec. Mr. Tabacchi may be deemed to share beneficial ownership of shares owned by Excalibur, but Mr. Tabacchi disclaims any such beneficial ownership. Also includes 1,807,685 shares of our common stock held by Euro Ventures Equity Holding B.V. Euro Ventures is a wholly-owned subsidiary of E-Venture.it S.p.a. Mr. Tabacchi is a 30% shareholder of, and is President of, E-Venture. Mr. Tabacchi may be deemed to share beneficial ownership of shares owned by Euro Ventures, but Mr. Tabacchi disclaims any such beneficial ownership. Mr. Tabacchi's address is the same as the address for Excalibur.
(3) Includes 9,065,524 outstanding shares of our common stock, and 1,000,000 shares of our common stock issuable upon the exercise of warrants. The securities reported for Carlyle Venture Partners L.P. ("CVP") include securities directly beneficially owned by each of CVP, C/S Venture Investors, L.P. ("C/S"), Carlyle U.S. Venture Partners, L.P. ("CUS") and Carlyle Venture Coinvestment, L.L.C. ("CVC" and together with CVP, C/S and CUS, the "Carlyle Entities"), and indirectly beneficially owned by TCG Ventures, Ltd. ("Ventures Ltd."), the general partner of CVP and C/S, and TCG Ventures, L.L.C. ("Ventures LLC"), the general partner of CUS and the managing member of CVC. The outstanding shares and the warrants are held by the Carlyle Entities as follows:


                                 Outstanding         Shares Subject
             Entity              Shares Owned          to Warrants
             ------              ------------        ----------------

             CVP                  6,396,290               705,562
             C/S                  1,306,273               144,092
             CUS                    848,316                93,576
             CVC                    514,645                56,770
                                    -------                ------
                                  9,065,524             1,000,000

Each of the Carlyle Entities has sole voting power and dispositive power with respect to its shares. Ventures LLC is the sole stockholder of Ventures Ltd. Each of CVP, C/S, CUS, CVC, Ventures Ltd. and Ventures LLC disclaim beneficial ownership of all our securities directly beneficially owned by each of the other Carlyle Entities or deemed indirectly beneficially owned by Ventures Ltd. and/or Ventures LLC. Mr. Ryan M. Schwarz, a director, is a non-managing member of CVC. Mr. Schwarz is also a principal of entities affiliated with CVC, Ventures LLC and Ventures Ltd. Mr. Schwarz disclaims beneficial ownership of all our securities directly or indirectly owned by CVC, Ventures LLC or any other affiliate of any of the Carlyle Entities, except to the extent of his pecuniary interests therein. Each of the Carlyle Entities, Ventures Ltd. and Ventures LLC and Mr. Schwarz disclaim being part of a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or for any other purpose.
(4) Mr. Brustio is President and director of La Sesta S.A. He disclaims beneficial ownership of the 5,980,511 shares held by La Sesta.
(5) Includes 23,000 shares of common stock held by a member of Mr. McLendon's immediate family of which Mr. McLendon disclaims beneficial ownership.


                        BOARD OF DIRECTORS AND MANAGEMENT

BOARD OF DIRECTORS

Our Restated Certificate of Incorporation provides for a classified board of directors, consisting of three classes of directors, with each class to be as nearly equal in number as is reasonably possible. We have designated three Class A Directors (Ms. Kunkler, Mr. Schwarz and Mr. Tabacchi), three Class B Directors (Mr. Butler, Mr. Callsen and Mr. Taskey) and three Class C Directors (Mr. Good, Mr. McLendon and Mr. Brustio). The Class A Directors constitute a class with a term that expires at this year's annual meeting. The Class B and Class C Directors will serve until the annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies and certain private companies in which such persons hold directorships.

       Name                  Age               Position with the Company
       ----                  ---               -------------------------

E. Dean Butler               58           Chairman of the Board of Directors
Carene S. Kunkler            47           President, Chief Executive Officer and Director
Marco Brustio                49           Director
Christian E. Callsen         65           Director
Thomas A. Good               61           Director
William G. McLendon          51           Director
Ryan M. Schwarz              36           Director
Dino Tabacchi                57           Director
Russell E. Taskey            60           Director


               NOMINEES TO BE ELECTED FOR A TERM EXPIRING IN 2006

        Carene S. Kunkler has been a director since May 2001 and serves as our President and Chief Executive Officer. Ms. Kunkler served as Chief Executive Officer of eyeshop.com USA, inc., a subsidiary of eyeshop.com inc. ("Eyeshop"), from March 2000 to May 2001. She served in the following positions at LensCrafters, Inc., an optical retail company, from 1987 to 2000: Vice President, Sun Category; Vice President of Product Supply; Associate General Manager of Stores; and Senior Marketing Director. Prior thereto, Ms. Kunkler served in the advertising and marketing division of The Procter & Gamble Company from 1979 to 1987.

        Ryan M. Schwarz has been a director since May 2000. Mr. Schwarz is a Principal of entities affiliated with the Carlyle Entities and is a non-managing member of CVC. Prior to joining the Carlyle Entities in 1997, Mr. Schwarz was a Vice President in Robertson Stephens & Company's health care investment banking group. Prior thereto, Mr. Schwarz was with the Mergers and Acquisitions department of Morgan Stanley & Co. Mr. Schwarz serves on the boards of directors of the following privately held companies: Connecticare Holding Co., Inc.; Heritage Health Systems, Inc.; Intelistaf, Inc.; Fairchild Imaging, Inc.; Primary Health, Inc.; Endius, Inc.; LipoSonix, Inc.; and AcuFocus, Inc.


        Dino Tabacchi has been a director since July 2001. Since June 2002, Mr. Tabacchi has been President of Salmoiraghi & Vigano S.p.a., a leading chain of optical stores in Italy. Since 1974, Mr. Tabacchi has also served as a board member of Safilo Spa, a frame manufacturer in Italy, and from 1995 to 1997 was the Deputy Chairman of the Board of Vision Express Group, which is an optical chain in the United Kingdom.

                    DIRECTORS CONTINUING IN OFFICE UNTIL 2005

        Thomas A. Good has been a director since April 2003. From 1999 to present, Mr. Good has served as a director of and financial and accounting consultant to several privately held corporations, on the advisory board of numerous private corporations, and on the boards and audit committees of various nonprofit entities. From 1974 to 1999, Mr. Good was an audit partner with Arthur Andersen LLP.

        William G. McLendon has been a director since our inception in 1992 and served as our President from 1992 to January 1998 and Chief Executive Officer from April 1994 to January 1998. From January 1999 to present, Mr. McLendon has been President of Epion Corporation, a division of publicly held JDS Uniphase Corporation. Mr. McLendon served as Vice President and Chief Financial Officer of IBIS Technology Corporation, a manufacturer of silicon-based materials for semiconductors, from 1990 to 1992. Prior thereto, Mr. McLendon was the Vice President, Chief Financial Officer and Treasurer of Summit Technology, Inc. from 1986 to 1990, and was Vice President and Chief Financial Officer of Zymet, Inc. from 1983 to 1985. Mr. McLendon is a director of Epion Corporation.

        Marco Brustio has been a director since December 2002. Since
1991, Mr. Brustio has been President and director of La Sesta S. A., an investment holding company based in Luxembourg, and since 1995 has been Managing Director of Mazzucchell: 1849 SpA, a plastics manufacturing company based in Italy that supplies the frame manufacturing industry. Mr. Brustio served as a director of Eyeshop, a private optical concept company, from 1999 to 2001 and as a director of Vision Express (UK) Limited, an optical retail chain, from 1994 until 1997.

                    DIRECTORS CONTINUING IN OFFICE UNTIL 2004

        E. Dean Butler has been a director since May 2001 and serves as our Chairman. Mr. Butler served as the Chairman of Eyeshop, a private optical concept company, from December 1999 to May 2001. Mr. Butler served as Chairman of Vision Express (UK) Limited Group, an optical retailer, which he created, from 1988 until 1997. Mr. Butler established LensCrafters, Inc., an optical retail company, in 1983, sold the company to United States Shoe Corp. in 1984 and remained Chief Executive Officer of LensCrafters, Inc. through 1987. Prior thereto, Mr. Butler held several different positions in the advertising and marketing division of The Procter & Gamble Company from 1969 to 1983. Mr. Butler is a director of 1-800 CONTACTS, Inc., a publicly held Utah-based contact lens retailer.

        Christian E. Callsen has been a director since May 1999 and served as our Chairman from October 2000 until May 2001. Mr. Callsen currently serves as the Chairman of Taga Medical Technologies, a private Cleveland-based medical device manufacturer, and has served as President and Chief Executive Officer of Polymer Concepts, Incorporated, formerly known as Allen Medical Systems, a private Cleveland-based medical device manufacturer, since 1996. Prior thereto he served in the following positions at various times throughout his professional career: President and Chief Operating Officer of Applied Medical Technology, Inc.; President, Chief Operating Officer and Director of Professional Veterinary Hospitals of America, Inc.; President and Chief Operating Officer of HLS Management Company; and Chairman and Chief Executive Officer of the Optical Group of Cole National Corporation.

        Russell E. Taskey has been a director since November 1992. Mr. Taskey is currently President of R.E. Taskey Associates, a human resource consulting firm. Mr. Taskey served as Vice President of Human Resources at The Analytic Sciences Corporation from 1973 to 1994. Mr. Taskey was the founding President and is presently a director of the Northeast Human Resources Association, a 2,000-person human resource professional association. He also serves on the advisory board of Active Control Experts and the advisory board of Epion Corporation.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

Meeting Attendance. During the fiscal year ended December 28, 2002, there were 12 meetings of the board of directors, and the Audit Committee met five times. The Compensation Committee had no formal meetings during fiscal 2002. With the exception of Mr. Tabacchi, no director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which he or she served during fiscal 2002. Mr. Tabacchi attended 70% of the total number of meetings of the board of directors and of the committee of the board on which he served during fiscal 2002.

Audit Committee. The Audit Committee has three members: Mr. McLendon, Mr. Callsen and Mr. Tabacchi. The Audit Committee reviews the engagement of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please see also the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. The Compensation Committee has two members: Mr. Schwarz and Mr. Taskey. The Compensation Committee reviews, approves and makes recommendations on our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee also administers our 1992 Employee, Director and Consultant Stock Option Plan and our 2002 Employee, Director and Consultant Stock Plan. Please see also the report of the Compensation Committee set forth elsewhere in this proxy statement.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee has two members: Mr. Schwarz and Mr. Taskey. None of the members of the Compensation Committee has interlocking relationships with boards of directors of other companies. Mr. Schwarz is a Principal of the entities affiliated with the Carlyle Entities. The Carlyle Entities beneficially own 19.6% of our common stock. See "Certain Relationships and Related Transactions" set forth elsewhere in this proxy statement.

The Audit Committee and Compensation Committee are the only standing Committees of the board of directors. We do not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

Mr. Butler received $30,000 in compensation for his services as Chairman during the fiscal year ended December 28, 2002. All other non-employee directors served without compensation for their services during the year.

EXECUTIVE OFFICERS

The names of, and certain information regarding, our executive officers who are not also directors, are set forth below.


                  Name           Age       Position
                  ----           ---       --------

          Duane D. Kimble, Jr.   42        Executive Vice President, Finance and Chief Financial Officer
          Sandra K. Likes        52        Vice President

Duane D. Kimble, Jr. has been our Executive Vice President, Finance and Chief Financial Officer since August 2001. Prior to joining us, Mr. Kimble was the Executive Vice President and Chief Financial Officer of Baldwin Piano and Organ Company, which filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in May 2001, from July 1998 until June 2001 and the Director, Business and Operations, Analysis for Equistar Chemicals, LLC, a joint venture between Lyondell Petrochemical, Millennium Chemicals and Oxy Chemicals from 1997 to 1998.

Sandra K. Likes has been our Vice President since May 2001. Ms. Likes served as Vice President of Eyeshop from June 2000 to May 2001. She served in the following positions at LensCrafters, Inc., an optical retail company, from 1987 to 2000: Associate Vice President of Future Business; Category Manager for Contact Lenses; and Associate Vice President of Product. Prior to that, Ms. Likes served as Vice President and Divisional Merchandise Manager for Junior and Misses Sportswear of Elder Beerman Stores Corp, an independent retail department store chain.


                        REPORT OF COMPENSATION COMMITTEE

The Compensation Committee consists of the following non-employee members of the board of directors: Ryan M. Schwarz and Russell E. Taskey. The Compensation Committee determines and maintains our executive compensation policies and objectives and administers our 1992 Employee, Director and Consultant Stock Option Plan and our 2002 Employee, Director and Consultant Stock Plan.

The objectives of the Compensation Committee are to attract and retain highly talented and productive executives, to provide incentives for superior performance and to align the interests of executive officers, officers and certain senior management with the interests of our stockholders.

Our executive compensation program combines cash compensation with long-term incentive compensation, consisting principally of stock option grants, to attract, motivate and maintain our executive officers, officers and senior management. In addition, executive officers, officers and senior management are included in our benefit plan which includes health, dental, life and disability insurance and which is offered to all of our employees.

Cash compensation consists of base salary and annual bonus programs. When setting base salary levels, including the base salary level for the Chief Executive Officer, the Compensation Committee considers the individual's salary history, experience, performance and contribution to the management team. The Compensation Committee also considers salaries of executives in other companies of similar size and industry, as well as the competitive market conditions, for the purpose of determining base salary necessary to recruit and retain highly talented and productive executives. The Compensation Committee generally intends to target base salary levels of our executive officers, including our Chief Executive Officer, to the mid-range of such comparable companies. Also considered are our performance, the performance of the specific area of business for which executive officers, officers and senior management, respectively, have direct responsibility, and progress towards implementing our business plan.

Cash bonuses are awarded to executive officers, officers and senior management principally as a mechanism to recognize and reward individual and/or our achievements. Cash bonuses are awarded based upon progress towards meeting specific goals established in writing at the time that final budgets for the fiscal year are approved, including the performance of the specific area of business for which the executive officers, officers and senior management have direct responsibility and progress towards implementing and achieving our business plan and profit goals. The amount of such bonuses will vary depending upon the above mentioned factors and in determining such amounts the Compensation Committee will consider a bonus range based on minimum and maximum percentages of the executive officers, officers and senior management's base salary. No cash bonuses were awarded for 2002.

The Compensation Committee believes that stock option grants: (1) align executive officers, officers and senior management's interest with stockholder interest by creating a direct link between compensation and stockholder return;
(2) assure that executive officers, officers and senior management maintain a significant long-term interest in our success; and (3) help retain executive officers, officers and senior management in a competitive market. Option grants are made from time to time to executive officers, officers and senior management whose contributions have or will have a significant impact on our long-term performance. Our determination of whether option grants are appropriate each year is based upon individual and/or our performance measures established for each individual, including our Chief Executive Officer. Generally, options vest in equal annual installments over a period of four years and expire ten years from the date of grant. No stock options were awarded during 2002.

                      Members of the Compensation Committee

                                 Ryan M. Schwarz
                                Russell E. Taskey


                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth summary information, for the fiscal years indicated, concerning the compensation of our four executive officers. Each of Ms. Kunkler, Mr. Kimble and Ms. Likes commenced employment with us in 2001.

                           SUMMARY COMPENSATION TABLE


                                                                                           Long Term
                                                                            Annual        Compensation
                                                                        Compensation         Awards
                                                                        ------------         ------

                                                                                          Securities
                                                              Fiscal                      Underlying           All Other
Name and Principal Position                                     Year     Salary($)        Options(#)(1)    Compensation($)(2)
                                                                ----     ---------        -------------    ------------------

Carene S. Kunkler............................................   2002       210,177                -0-               1,845
President and Chief Executive Officer                           2001       123,575          1,325,000                  62
                                                                2000           -0-                -0-                 -0-

Duane D. Kimble, Jr..........................................   2002       175,130                -0-                 843
Executive Vice President, Finance and                           2001        55,192            625,000                  14
Chief Financial Officer                                         2000           -0-                -0-                 -0-


Craig H. Risk(3).............................................   2002       137,012                -0-                 718
Senior Vice President                                           2001        80,774            300,000                  56
                                                                2000        42,955                -0-               4,000

Sandra K. Likes..............................................   2002       120,271                -0-                 634
Vice President                                                  2001        70,613            250,000                  67
                                                                2000           -0-                -0-                 -0-


(1) Represents the number of shares subject to stock options granted under our 1992 Plan.

(2) During the 2002 fiscal year, the Company made 401(k) contributions on behalf of Ms. Kunkler in the amount of $869. In that year, the Company also provided to Ms. Kunkler, Mr. Kimble, Mr. Risk and Ms. Likes insurance benefits, not generally available to other employees, valued at $976, $843, $718 and $634, respectively.

(3) Mr. Risk resigned from his position as Senior Vice President on October 25, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

We made no grants of stock options during the fiscal year ended December 28, 2002 to any of the executive officers named in the Summary Compensation Table.


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

As indicated in the following table, there were no options exercised during the last fiscal year.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES


                                                          Number of Securities
                                                              Underlying                       Value of Unexercised
                                                         Unexercised Options at                In-the-Money Options
                                                           Fiscal Year-End(#)                  at Fiscal Year-End($)(1)
                              Shares                    -------------------------            ----------------------------
                            Acquired on       Value
Name                        Exercise(#)      Realized($)     Exercisable      Unexercisable   Exercisable       Unexercisable
                            -------------------------------------------------------------------------------------------------------

Carene S. Kunkler (2)          -0-             -0-             884,127          1,325,794         -0-                -0-
Duane D. Kimble, Jr.           -0-             -0-             208,333            416,667         -0-                -0-
Craig H. Risk (2)..........    -0-             -0-             381,802            481,801         -0-                -0-


Sandra K. Likes (2)........    -0-             -0-             126,576            209,910         -0-                -0-

      (1)None of the unexercised options had exercise prices that were less than the closing sale price per share of our common stock as reported on the Over-the-Counter Bulletin Board on December 28, 2002.
      (2)Includes options received in the 2001 merger with Eyeshop in exchange for options for Eyeshop common stock.


EMPLOYMENT CONTRACT

We have an employment agreement with Ms. Kunkler. The employment agreement provides that we will employ Ms. Kunkler as President and Chief Executive Officer and pay her an annual base salary of $210,000, subject to increase from time to time by action of the board of directors. Ms. Kunkler is also eligible to earn annual bonuses, based upon criteria established by the Compensation Committee. The employment agreement further provides that if we terminate Ms. Kunkler's employment without cause, or if Ms. Kunkler resigns and terminates her employment with us for good reason, we will pay Ms. Kunkler her base salary for two years following the termination of her employment.


                                PERFORMANCE GRAPH

The graph below compares the performance of Sight Resource Corporation with that of the Nasdaq Stock Market, the OptiStock Vision Stock Return Index and the Retail/PPMC/Managed Care Stock Return Index. The comparison of total return on investment (change in period end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1997 in each of Sight Resource Corporation, the Nasdaq Stock Market, the OptiStock Vision Group and the Retail/PPMC/Managed Care Group with investment weighted on the basis of market capitalization. The graph lines merely connect quarter-end dates and do not reflect fluctuations between those dates.

                                     [CHART]

                             Sight Resource            Nasdaq              OptiStock          Retail/PPMC/
                               Corporation          Stock Market         Vision Stocks     Managed Care Stocks
                               -----------          ------------        --------------     --------------------

          12/97                  100.00                100.00               100.00               100.00
          3/98                    _____                _____                 _____               _____
          6/98                    _____                _____                 _____               _____
          9/98                    _____                _____                 _____               _____
          12/98                   _____                _____                 _____               _____
          3/99                    _____                _____                 _____               _____
          6/99                    _____                _____                 _____               _____
          9/99                    _____                _____                 _____               _____
          12/99                   _____                _____                 _____               _____
          3/00                    _____                _____                 _____               _____
          6/00                    _____                _____                 _____               _____
          9/00                    _____                _____                 _____               _____
          12/00                   _____                _____                 _____               _____
          3/01                    _____                _____                 _____               _____
          6/01                    _____                _____                 _____               _____
          9/01                    _____                _____                 _____               _____
          12/01                   _____                _____                 _____               _____
          3/02                    _____                _____                 _____               _____
          6/02                    _____                _____                 _____               _____
          9/02                    _____                _____                 _____               _____
          12/02                   _____                _____                 _____               _____

In previous proxy statements we have compared our performance to that of the Nasdaq Health Service Stock Return Index and the Nasdaq Retail Trade Stock Return Index. We believe those indices have been discontinued and have selected in their place the OptiStock Vision Stock Return Index and the Retail/PPMC/Managed Care Stock Return Index.

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of the board of directors, which consists entirely of directors who meet the independence and experience standards applicable to companies listed on the Nasdaq National Market, has furnished the following report.

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements and the quality of our internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the board of directors, which was appended to our 2002 proxy statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2002, the Audit Committee took the following actions: [Note: The following reflects action expected to be taken by the audit committee prior to the mailing of the definitive proxy statement.]

- Reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2002 with management and KPMG LLP, our independent auditors;

- Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

- Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee considered, with a view to maintaining the independence of its independent auditors, the nature and scope of the non-audit services supplied by our independent auditors. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

   Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2002 filed with the Securities and Exchange Commission.

                         Members of the Audit Committee

                               William G. McLendon
                              Christian E. Callsen
                                  Dino Tabacchi



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 28, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except as follows. Mr. Butler, Mr. Callsen, Ms. Kunkler, Mr. McLendon, Mr. Tabacchi, Mr. Taskey, Mr. Kimble and Ms. Likes were late in filing a Statement of Annual Change in Beneficial Ownership on Form 5 to report the receipt of stock options that were granted to them in August 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 20, 2001, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 23, 2001, among us, our wholly owned subsidiary Eyeshop Acquisition Corporation ("EAC"), and eyeshop.com, inc. ("Eyeshop"), EAC merged with and into Eyeshop (the "Merger") and Eyeshop became our wholly owned subsidiary. On May 23, 2001, we entered into a common stock purchase agreement with Eyeshop and certain investors associated with Eyeshop (the "Stock Purchase Agreement") pursuant to which we sold, in two tranches, an aggregate of 5,000,000 shares of our common stock at a price of $0.20 per share, for an aggregate purchase price of $1,000,000, to persons associated with Eyeshop. On May 31, 2001, we entered into a second common stock purchase agreement with certain investors associated with Eyeshop (the "Second Stock Purchase Agreement"), to sell an aggregate of 6,569,500 shares of our common stock at a price of $0.20 per share for an aggregate purchase price of $1,313,900. Persons who received our shares in the Merger and/or who purchased shares pursuant to the Stock Purchase Agreements included Excalibur Investments B.V., La Sesta S.A., Mr. Butler and Ms. Kunkler.

Pursuant to the terms of the Merger Agreement, the Stock Purchase Agreement and the Second Stock Purchase Agreement, certain members of management of Eyeshop were appointed to management positions as follows: Mr. Butler became the Chairman of our board of directors; Ms. Kunkler became our President and Chief Executive Officer and a director; and Mr. William Connell and Mr. Tabacchi were appointed to our Board of Directors.

In connection with the foregoing, all of the investors who purchased our common stock pursuant to the Stock Purchase Agreement and the Second Stock Purchase Agreement, all of the former Eyeshop stockholders and all of our officers and directors entered into voting agreements, dated May 23, 2001 (the "Voting Agreements"), as a condition to the closing of the transactions. Each of the Voting Agreements provides that the security holders subject to the Voting Agreements agree to vote in favor of the following nominees to the Board of Directors when the class of directors in which they are members is up for reelection during the three years following the effective time of the Merger:
Mr. Butler, Ms. Kunkler, Mr. Connell, Mr. Callsen, Mr. McLendon and/or Mr. Schwarz (and for any of the foregoing who does not serve, that person's designee); and, to the extent there are positions on the Board of Directors not filled by any of the foregoing, for any additional nominees recommended to the stockholders for election by the Board of Directors. Mr. Connell no longer serves as a director of the Company.

On December 31, 2002, we completed the sale of 12,500,000 shares of Common Stock at an aggregate purchase price of $2,500,000 ($0.20 per share). The shares were sold and purchased in a private placement. The purchasers of the shares, and the number of shares purchased by each purchaser, were as follows:

                     Purchaser               Number of Shares            Aggregate Purchase Price
                     ---------               ----------------            ------------------------

Carlyle Venture Partners, L.P.                    1,940,295                     $   388,059
Carlyle U.S. Venture Partners, L.P.                 257,335                     $    51,467
C/S Venture Investors, L.P.                         396,255                     $    79,251
Carlyle Venture Coinvestment, L.L.C.                156,115                     $    31,223
E. Dean Butler                                    1,250,000                     $   250,000
Excalibur Investments B.V.                        5,500,000                     $ 1,100,000
La Sesta S.A.                                     3,000,000                     $   600,000


Mr. Butler is Chairman of our Company. The other purchasers were pre-existing stockholders of the Company. As noted elsewhere in this proxy statement, Messrs. Schwarz, Tabacchi and Brustio, all of whom are directors of the Company, have relationships with the Carlyle Entities, Excalibur and La Sesta, respectively.

The sale and purchase of the shares was completed pursuant to a Common Stock Purchase Agreement dated as of December 31, 2002 among the Company and the purchasers (the "Purchase Agreement").

The above described share sale transaction was reviewed by a special committee of the Company's Board of Directors composed of disinterested directors. The special committee recommended the transaction for approval by the full Board. In connection with that review and recommendation, the committee received and considered a fairness opinion from a financial advisory firm.

Also pursuant to the Purchase Agreement and as of December 31, 2002, the Company issued to Carlyle Venture Partners, L.P., C/S Venture Investors, L.P., Carlyle U.S. Venture Partners, L.P., and Carlyle Venture Coinvestment, L.L.C. (the "Carlyle Entities") an aggregate of 1,849,625 shares of Common Stock as payment of accrued and unpaid dividends (in the amount of $508,000) on the shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), held by the Carlyle Entities.

Also pursuant to the Purchase Agreement and as of December 31, 2002, the Carlyle Entities converted all of their Preferred Stock (1,452,119 shares) to 3,243,900 shares of common stock of the Company. There are no remaining shares of Preferred Stock outstanding.

Also pursuant to the Purchase Agreement, the Carlyle Entities and the Company agreed to the cancellation of certain warrants (being referred to as Class I (Mirror) Warrants) representing an obligation to purchase an aggregate of 62,884 shares of common stock of the Company.

The Purchase Agreement provides that, for a period of three years, the Board of Directors of the Company shall take such action as may be consistent with its fiduciary duties to cause the Board of Directors to remain consistent with its then current composition, subject to the following: (i) Mr. Tabacchi (a director of the Company and an affiliate of Excalibur) and one representative of the Carlyle Entities will be members of the Board; (ii) Mr. Brustio (who was elected to the Board on December 31, 2002 and who is President and director of La Sesta) will be a member of the Board; and (iii) the Board shall nominate an additional director who shall have significant financial and accounting expertise and who is neither employed by the Company nor any affiliate of the Company as an employee or consultant, and the identity and financial and accounting experience of such director shall be reasonably satisfactory to the Carlyle Entities; and
(iv) Mr. Tabacchi shall have the right to designate a director to fill the first vacancy on the Board (other than vacancies related to the positions reserved for the Carlyle Entities and Mr. Brustio).


                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a classified board of directors, consisting of three classes of directors, with each class to be as nearly equal in number as is reasonably possible. We have designated three Class A directors (Ms. Kunkler, Mr. Schwarz and Mr. Tabacchi), three Class B directors (Mr. Butler, Mr. Callsen and Mr. Taskey) and three Class C directors (Mr. Brustio, Mr. Good and Mr. McLendon). The Class A Directors constitute a class with a term that expires at this year's annual meeting. The Class B and Class C directors will serve until the annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Pursuant to our bylaws, the board of directors has voted (i) to fix the board of directors at nine members and (ii) to nominate Ms. Kunkler, Mr. Schwarz and Mr. Tabacchi for election at the annual meeting to serve for a term of three years continuing until the annual meeting of stockholders in the year 2006, and until their respective successors are elected and qualified. The Class B directors (Mr. Butler, Mr. Callsen and Mr. Taskey) and the Class C directors (Mr. Brustio, Mr. Good and Mr. McLendon) will serve until the annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election of the nominees as directors. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. The board of directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

VOTE REQUIRED

A plurality of the votes duly cast is required for the election of directors.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MS. KUNKLER, MR. SCHWARZ AND MR. TABACCHI AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                         PROPOSALS TWO, THREE AND FOUR:
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
   TO EFFECT A REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS


We are asking our stockholders to approve three alternative proposals to amend our Restated Certificate of Incorporation to effectuate a reverse stock split. A reverse stock split would reduce the number of outstanding shares of our common stock, and the individual holdings of each stockholder at the time of the split, in accordance with the same ratio. The three proposals are identical except that each proposal has its own ratio. These ratios are 1-for-5, 1-for-10 and 1-for-20. Under these proposals, the board of directors will be given the authority to effectuate at its discretion any one of the approved proposals, or none at all, at any time prior to our annual meeting in 2005. The proposals not effectuated will be abandoned. We are asking you to approve these proposals because effectuating a reverse stock split may (1) help us satisfy the Nasdaq National Market System's listing standards relating to minimum stock price, and
(2) raise our stock price, which may attract more investors to purchase our stock.

If any of the proposals are approved, the board of directors will have the discretion to effect one reverse stock split at any time prior to our annual meeting in 2005, using one of the approved ratios, or to choose not to effect a reverse stock split at all, based on its determination of which action is in the best interests of the Company and its stockholders. No further action on the part of our stockholders will be required to complete the reverse stock split.

We currently have authorized 70,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of April 29, 2003, the record date for the annual meeting, 50,432,261 shares of common stock were outstanding. There were no shares of preferred stock outstanding. The reverse stock split, if implemented, would reduce the number of outstanding shares of common stock, but would not change the par value or the voting rights of the common stock and, except for the impact of fractional shares, each stockholder's proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split. In addition, if the reverse stock split is implemented, the authorized number of shares of common stock will be reduced to 20,000,000 in the case of a 1-for-5 reverse split, 10,000,000 in the case of a 1-for-10 reverse split, and 5,000,000 in the case of a 1-for-20 reverse split.


PURPOSES OF THE REVERSE STOCK SPLIT

We believe that increasing our stock price through a reverse stock split will have a number of benefits. First, a reverse stock split may assist us in satisfying the National Market System eligibility criteria so that our common stock may return to the system. Our stock was removed from the National Market System in 2000 when our share price fell below the minimum price required for continued qualification. Among the requirements for renewed qualification is a minimum bid price per share of $5.00. Approval of the reverse stock split proposals may assist us in satisfying the minimum share price requirement.

Second, a reverse stock split may attract additional investors. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we may be able to raise our stock price to a level where our stock would be viewed more favorably by potential investors. Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a reverse stock split should reduce this concern.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

We cannot assure you that the market price per new share of our common stock after the reverse stock split will rise or remain constant in proportion to the reduction in the number of shares before the reverse stock split. In many cases, the market price of a company's shares declines after a reverse stock split. Thus, while our stock price might meet the National Market System's standards initially, we cannot assure you that it would continue to do so. We also cannot assure you that the reverse stock split will result in per share stock prices that will attract additional investors or increase analyst coverage. Furthermore, stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

In addition to reducing the number of outstanding shares, a reverse stock split will reduce the number of round lot holders of our shares and the trading volume of our shares. These factors may result in our shares being less liquid. A decline in liquidity may make it more difficult for you to buy or sell our shares and may have a downward influence on our share price.

To qualify for designation as a National Market System security, we must satisfy various criteria in addition to that relating to minimum bid price per share. Other criteria that may apply include pre-tax annual income, the aggregate market value of our publicly held shares, and the amount of our stockholders' equity. There is no assurance that we will satisfy the other criteria.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

If approved and implemented, the principal effects of the reverse stock split would include the following:

- depending on the ratio for the reverse stock split selected by the Board, each 5, 10 or 20 shares of common stock you own will be combined into one new share of common stock, as applicable;

- the number of shares of our common stock issued and outstanding will be reduced proportionately based on the ratio selected by the board or directors;

- appropriate adjustments will be made to stock options granted under our plans to maintain the economic value of the awards;

- the number of shares reserved for issuance under our existing stock-based compensation plans will be reduced proportionately based on the ratio selected by the board or directors (and any other appropriate adjustments or modifications will be made under the plans);

- the number of one one-thousandths of a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each of the preferred share purchase rights granted to stockholders pursuant to our Rights Agreement will be multiplied by 5, 10 or 20 (depending on the ratio selected by the board of directors) and one right will continue to be associated with each share of common stock;


The common stock resulting from the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the registration of our common stock under the Securities Exchange Act of 1934.


ADJUSTMENT OF NUMBER OF AUTHORIZED SHARES

As stated above, if the reverse split is implemented, the authorized number of shares of common stock will be reduced from 70,000,000 to 20,000,000 in the case of a 1-for-5 reverse split, 10,000,000 in the case of a 1-for-10 reverse split, and 5,000,000 in the case of a 1-for-20 reverse split. Even though the authorized number of shares is being reduced, the result, considering the impact of the reverse split on the number of outstanding shares, will be to increase the number of our authorized but unissued shares in relation to our issued shares.

We believe it continues to be in our best interest to have sufficient authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. The availability of authorized shares for issuance from time to time in the board of directors' discretion in connection with possible acquisitions of other companies, future financings, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Restated Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific plans, arrangements or agreements with respect to any exchange, merger, combination, acquisition or similar transaction that would require us to issue authorized but unissued shares of our common stock.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of any stock exchange or system on which our shares may then be listed or quoted. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

FRACTIONAL SHARES

No fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board for the reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. We will arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders upon surrender of their certificates. We will pay any brokerage commissions in connection with the sale. As an alternative to arranging for a third party sale of the aggregated fractional interests, the board of directors may cause the Company to purchase the fractional shares at their fair market value as of the effective date of the reverse split as determined by the board.

ACCOUNTING MATTERS

The par value of our common stock will remain at $.01 per share after the reverse stock split. As a result, as of the effective time, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio selected by the board of directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the reverse stock split to give retroactive effect to the reverse stock split.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If stockholders approve one or more of the proposals and the board of directors decides to implement the reverse stock split, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our Restated Certificate of Incorporation. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the "effective time" and "effective date," respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares of common stock into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The text of the certificate of amendment would be in substantially the form attached hereto as Annex A, except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the board of directors, including the insertion of the effective time, effective date, numbers of authorized shares and the reverse stock split ratio selected by board of directors.

Following any reverse stock split, stockholders holding physical certificates will need to exchange those certificates for new certificates and a cash payment in lieu of any fractional shares, and we expect that our common stock will receive a new CUSIP number. No action will be required by stockholders who hold their shares through a brokerage firm or otherwise in "street name."

Our transfer agent, presently American Stock Transfer & Trust Company, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer following effectuation of the split, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(s) AND SHOULD NOT SUBMIT ANY CERTIFICATE(s) UNTIL REQUESTED TO DO SO.

NO APPRAISAL RIGHTS

Stockholders do not have appraisal rights under Delaware General Corporation Law or under our Restated Certificate of Incorporation in connection with the reverse stock split.

RESERVATION OF RIGHT TO ABANDON REVERSE STOCK SPLIT

We reserve the right to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Restated Certificate of Incorporation, even if the reverse stock split has been authorized by our stockholders at the annual meeting. By voting in favor of the reverse stock split, you are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the "old shares") were, and the new shares received will be, held as a "capital asset," as defined in the Internal Revenue Code (generally, property held for investment).

Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of the reverse stock split are as follows:

- The Company will not recognize any gain or loss as a result of the reverse stock split.

- You will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.


- The aggregate adjusted basis of the shares you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.


- Your holding period for the shares you continue to hold after the reverse stock split will include your holding period for the shares you held immediately prior to the reverse stock split.

In general, if you receive cash instead of a fractional share of our common stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for our common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations. This tax treatment will apply whether the cash received results from a third party sale of your fractional shares or alternatively, from a repurchase by the Company.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required to approve each of the proposals to amend the Restated Certificate of Incorporation.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE THREE ALTERNATIVE PROPOSALS TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT IN THE RATIOS OF 1-FOR-5, 1-FOR-10 OR 1-FOR-20, WHICH MAY BE EFFECTUATED, IF AT ALL, AT THE DISCRETION OF THE BOARD OF DIRECTORS AT ANY TIME PRIOR TO OUR ANNUAL MEETING IN 2005.

                         INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has audited our financial statements each fiscal year from ____ through 2002. We expect that representatives of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

For the last two fiscal years, we were billed fees in the following amounts for services by KPMG:

                                        Year Ended               Year Ended
                                     December 28, 2002        December 29, 2001

    Audit fees                          $__________              $132,500
    Audit-related fees                  $__________              $ 15,000
    Tax fees                            $__________              $ 35,300
    All other fees                      $__________              $ 22,240


Audit fees related to KPMG's audit of our annual financial statements and their review of financial statements included in our quarterly reports on SEC Form 10-Q.

Audit-related fees were incurred in connection with an audit of the Company's 401(k) plan.

Tax fees related to the filing of the Company's federal income tax returns.

Other fees related to assistance in the preparation of the Company's proxy materials distributed in connection with the Eyeshop merger.

All audit and non-audit services performed for us by our independent public accountants are subject to pre-approval by our Audit Committee.

We have not yet appointed a firm of independent public accountants to audit our financial statements for the fiscal year ending December 27, 2003. The appointment of independent public accountants will be made by our Audit Committee.

                                  OTHER MATTERS

We do not presently intend to bring any matters other than those described in this proxy statement before our annual meeting. Further, we have no knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before the annual meeting or any adjournment or postponement of our annual meeting, the persons named in the enclosed proxy, as applicable, will vote the proxies in keeping with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2004, stockholder proposals must be received no later than January 8, 2004. To be considered for presentation at the 2004 annual meeting, although not included in the proxy statement, proposals must be received not earlier than February 22, 2004 and not later than March 23, 2004. Proposals received after March 23, 2004 will not be voted on at the 2004 annual meeting. If for any reason a proposal received after March 23, 2004 is considered at the 2004 annual meeting, the holders of the proxies that the board of directors solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Secretary, Sight Resource Corporation, 6725 Miami Avenue, Suite 102, Cincinnati, Ohio 45243.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                         By Order of the Board of Directors:

                                         /s/ Carene S. Kunkler

                                         CARENE S. KUNKLER
                                         President and Chief Executive Officer

May 8, 2003
Cincinnati, Ohio


Our Annual Report on Form 10-K for the fiscal year ended December 28, 2002 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about us, is available to beneficial owners of our common stock without charge upon written request to Secretary, Sight Resource Corporation, 6725 Miami Avenue, Suite 102, Cincinnati, OH 45243.

                                     Annex A

                              [Sight Resource Logo]

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SIGHT RESOURCE CORPORATION

    It is hereby certified that:

    1. The name of the corporation (hereinafter called the "Corporation") is Sight Resource Corporation.

    2. The date of filing of the original Certificate of Incorporation of the Corporation under the name NewVision Technology, Inc. was November 2, 1992. Thereafter the following documents were filed: (1) a Restated Certificate of Incorporation filed on May 10, 1994; (2) a Certificate of Ownership filed on October 10, 1995 to change the name of the Corporation to Sight Resource Corporation; (3) a Certificate of Designation filed on May 12, 1997; (4) a Certificate of Designation filed on November 24, 1997; (5) a Certificate of Amendment of Restated Certificate of Incorporation of Sight Resource Corporation filed on July 20, 2001; and (6) a Certificate of Amendment of Restated Certificate of Incorporation of Sight Resource Corporation filed on May 30, 2002.

    3. The Restated Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and by substituting the following in lieu thereof:

           "FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is (i)
           [20,000,000/10,000,000/5,000,000] shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share ("Undesignated Preferred Stock").

           Effective at 12:01 a.m., eastern time, on [the first day following the filing with the Secretary of State of Delaware of a Certificate of Amendment certifying adoption of this paragraph] (such time being the "Effective Time"), each [5/10/20] shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be automatically reclassified as and combined into (the "Reclassification"), without any further action, one (1) fully-paid and nonassessable share of Common Stock of the Corporation, par value $.01 per share (the "New Common Stock"), with cash being paid, without interest, in lieu of any fractional share of New Common Stock that would otherwise be issued, as provided below.

           Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (a "Certificate") will from and after the Effective Time represent, (i) automatically and without the necessity of surrendering the same for exchange, the number of shares of New Common Stock, rounded down to the nearest whole number, determined by dividing the number of shares of Old Common Stock represented by such Certificate immediately prior to the Effective Time by [5/10/20] and (ii) the right to receive, upon surrender thereof to the transfer agent of the Corporation for exchange, a cash payment, without interest, in lieu of any fraction of a share of New Common Stock that would have been represented by such Certificate if fractional shares of New Common Stock had been issued in the Reclassification, as provided below.

           No fractional shares of New Common Stock of the Corporation shall be issued in the Reclassification. Instead of issuing such fractional shares, the Corporation shall arrange for the disposition of fractional interests on behalf of those entitled thereto, and distribute the proceeds received from the sale among the holders of the fractional interests as their respective interests appear upon surrender of their Certificates, if any, to the transfer agent. Alternatively, the Corporation may, upon authorization by the board of directors and subject to compliance with the General Corporation Law of the State of Delaware, pay to stockholders otherwise entitled to receive a fractional share cash in an amount equal to the fair market value of such fractional share as of the Effective Date as determined by the board of directors, such payment to be made upon surrender of the applicable Certificate. No stockholder of the Corporation shall transfer any fractional shares of New Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock of the Corporation."

    4. At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the foregoing amendment to the Restated Certificate of Incorporation of the Corporation and declaring the amendment to be advisable. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, authorized the adoption of the aforesaid amendment upon notice duly given.

    5. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this       day of      , 20__.

                                Carene S. Kunkler
                      President and Chief Executive Officer

                           SIGHT RESOURCE CORPORATION

THIS PROXY IS BEING SOLICITED BY SIGHT RESOURCE CORPORATION'S BOARD OF DIRECTORS

             The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 8, 2003 in connection with the annual meeting to be held at 3:30 p.m. on Tuesday, June 3, 2003, at the company's corporate headquarters located at 6725 Miami Avenue, Suite 102, Cincinnati, Ohio 45243 and hereby appoints Carene S. Kunkler and Duane D. Kimble, Jr., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Sight Resource Corporation registered in the name provided herein which the undersigned is entitled to vote at the June 3, 2003 annual meeting of stockholders, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as indicated below on the proposals set forth in the Proxy Statement.

             This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of directors in Proposal 1, and FOR Proposals 2, 3, and 4.

             In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

             Nominees for election as directors:

                        Carene S. Kunkler     Ryan M. Schwarz      Dino Tabacchi

SEE REVERSE SIDE FOR PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

            (SEE REVERSE SIDE)               (SEE REVERSE SIDE)

                                  (DETACH HERE)

                        [X] Please mark votes as in this example.

   The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.

   1.  Election of Directors (see reverse).

         [_]    FOR ALL NOMINEES                [_]    WITHHOLD FOR ALL NOMINEES

                      [_] FOR ALL NOMINEES EXCEPT AS NOTED BELOW

   2. Proposal to effect a reverse stock split in the ratio of 1-for-5, at the discretion of the board of directors.

         [_]    FOR             [_]      AGAINST       [_]        ABSTAIN

   3. Proposal to effect a reverse stock split in the ratio of 1-for-10, at the discretion of the board of directors.

         [_]   FOR              [_]      AGAINST       [_]        ABSTAIN

   4. Proposal to effect a reverse stock split in the ratio of 1-for-20, at the discretion of the board of directors.

         [_]   FOR              [_]      AGAINST       [_]        ABSTAIN


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      Signature:                       Date

                      Signature:                       Date